UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 384-8500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2004, at a meeting of the board of directors of CV Therapeutics, Inc., the board approved the company’s 2004 Employee Commencement Incentive Plan (the “plan”). The plan became effective immediately thereafter.

The plan will provide for the grant of nonstatutory stock options, restricted stock awards and restricted stock units, referred to collectively as awards. The awards granted pursuant to the plan are intended to be stand-alone inducement awards pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The plan is not subject to the approval of the company’s stockholders.

Any employee who has not previously been an employee or director of the company or an affiliate, or following a bona fide period of non-employment by the company or an affiliate is eligible to participate in the plan only if he or she is granted an award in connection with his or her commencement of employment with the company or an affiliate and such grant is an inducement material to his or her entering into employment with the company or an affiliate.

The board administers the plan. Subject to the provisions of the plan, the board has the power to construe and interpret the plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. Awards may be granted under the plan upon the approval of a majority of the board’s independent directors or upon the approval of the compensation committee of the board.

The number of shares of common stock that may be issued pursuant to awards shall initially be zero. Prior to or concurrently with the grant of any awards under the plan, our board of directors shall reserve for issuance pursuant to the plan the number of shares of common stock as may be necessary in order to accommodate such awards.

Each award granted under the plan shall be in such form and shall contain such terms and conditions as the board shall deem appropriate. The provisions of separate awards need not be identical.

The plan provides that, in the event of a dissolution or liquidation of the company, then all outstanding awards shall terminate immediately prior to such event.

In the event of a change of control of the company, each outstanding award under the plan shall automatically be fully vested and/or exercisable with respect to all of the shares of common stock subject thereto no later than five (5) business days before the closing of such change of control. In addition, to the extent permitted by law, any surviving or acquiring corporation may assume any awards outstanding under the plan or substitute similar awards for those outstanding under the plan. In the event any surviving or acquiring corporation does not assume such awards or substitute similar awards for those outstanding under the plan, then the awards shall terminate if not exercised at or prior to such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the company.

The description contained in this item 1.01 is qualified in its entirety by reference to the full text of the plan, a copy of which is attached hereto as exhibit 10.1.

ITEM 8.01. OTHER EVENTS

1. Press Releases

On December 13, 2004, we publicly disseminated a press release announcing that Solvay Pharmaceuticals has submitted a supplemental new drug application for ACEON® (perindopril erbumine) Tablets to the U.S. Food and Drug Administration (FDA) seeking an expansion to the label. The proposed label expansion is based on the EUROPA (EUropean trial on Reduction Of cardiac events with Perindopril in patients with stable coronary Artery disease) study which assessed the ability of perindopril to reduce cardiovascular mortality, nonfatal myocardial infarction and resuscitated cardiac arrest in a broad population of patients with stable coronary artery disease, but without heart failure.

A copy of the press release dated December 13, 2004 is attached hereto as Exhibit 99.1.

On December 15, 2004, we publicly disseminated a press release announcing that the Anglo-Scandinavian Cardiac Outcomes Trial (ASCOT), evaluating the effectiveness of a treatment regimen with the calcium channel blocker amlodipine and the angiotensin converting enzyme (ACE) inhibitor perindopril compared to a treatment regimen with the beta blocker atenolol and the diuretic bendroflumethiazide, has been stopped early by the ASCOT steering committee due to significant benefits observed in the amlodipine plus perindopril arm of the study, according to those conducting the study.

A copy of the press release dated December 15, 2004 is attached hereto as Exhibit 99.2.

2. Revised Guidance

On December 7, 2004, we announced that we expected our operating expenses for the second half of 2004 to be approximately $85 million. We now expect operating expenses for the second half of 2004 to be approximately $95 million due to the recognition of a one-time expense of approximately $10 million associated with a milestone payment in connection with our Ranexa™ program.

* * * * *

Forward-Looking Statements. This report may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our or Solvay Pharmaceuticals’ future clinical or product development, financial performance or regulatory review of our potential products or Solvay Pharmaceuticals’ product. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1	2004 Employee Commencement Incentive Plan
99.1	Press Release dated December 13, 2004
99.2	Press Release dated December 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2004	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	2004 Employee Commencement Incentive Plan
99.1	Press Release dated December 13, 2004
99.2	Press Release dated December 15, 2004